Exhibit 99.1

AMERI Holdings Prices Public Offering and

Lists on The Nasdaq Capital Market

PRINCETON, N.J., November 17, 2017 /PRNewswire/ -- AMERI Holdings, Inc. (“Ameri100” or the “Company”) (NASDAQ: AMRH), a specialized SAP® Cloud, Digital and Enterprise services company, today announced the pricing of an underwritten public offering of 1,475,000 shares of its common stock, $0.01 par value per share at a price of $4.115 per share, and warrants to purchase up to an aggregate of 1,475,000 shares of its common stock at a price of $0.01 per warrant. The warrants will have a per share exercise price of $4.115, are exercisable immediately and will expire five years from the date of issuance. The gross proceeds to the Company from this offering are expected to be approximately $6,084,375, before deducting underwriting discounts and commissions and other estimated offering expenses.

The Company has granted the underwriters a 30-day option to purchase up to an additional 221,250 shares of common stock and/or 221,250 additional warrants to cover over-allotments, if any. The offering is expected to close on November 21, 2017, subject to customary closing conditions. Shares of the Company’s common stock and publicly offered warrants will be listed for trading on November 17, 2017 under the symbols “AMRH” and “AMRHW”, respectively, on The Nasdaq Capital Market.

Northland Securities, Inc. is acting as the sole bookrunner for the offering and Barrington Research Associates, Inc. is acting as co-manager for the offering.

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission and became effective on November 9, 2017.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Northland Capital Markets at 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, attention: Heidi Fletcher, by calling toll free at (800) 851-2920, or by e-mailing hfletcher@northlandcapitalmarkets.com. Investors may also obtain these documents at no cost by visiting the Securities and Exchange Commission’s website at http://www.sec.gov. Before you invest, you should read the prospectus and other documents the Company has filed or will file with the Securities and Exchange Commission for more complete information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ameri100

Ameri100 is a fast-growing specialized SAP® Cloud, Digital and Enterprise services company which provides SAP® services to customers worldwide. Headquartered in Princeton, New Jersey, Ameri100 has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, the Company delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about the Company, including but not limited to statements with respect to the Company’s plans to consummate its proposed underwritten offering of common stock and warrants and the use of proceeds. The Company may use words such as “may,” “might,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not the Company will be able to raise capital, the final terms of the underwritten offering of common stock and warrants, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock and warrants, the Company’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in the Company’s public filings with the Securities and Exchange Commission, including the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and under the heading “Risk Factors” of the prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and the Company undertakes no obligation to update such statements as a result of new information.

Investor and Media Contact:

Viraj Patel

100 Canal Pointe Blvd, Suite 108

Princeton, NJ 08540

Phone: (732) 243-9250

Email: investorrelation@ameri100.com